OIL AND GAS

                            ASSET PURCHASE AGREEMENT

                              East & West Moreland

                                     between

                              NITRO PETROLEUM, INC.

                                       and

                                   HOCO, INC.
                             WISE OIL & GAS, LLC and
                                   LMH ENERGY

                                       and

                            ASSET PURCHASE AGREEMENT

                                     Farley

                                     between

                              NITRO PETROLEUM, INC

                                       and

                               Wise Oil & Gas, LLC
                                  Vern Dunn and
                                   Erin Joyce


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                                TABLE OF CONTENTS

                                                                          Page

1. Sale Agreement.........................................................  1

2. Purchase Price.......................................................... 2
         2.1 Payment at Closing............................................ 2
         2.2 Allocation.................................................... 2
3. Representations and Warranties.......................................... 2
            3.1 Organization, Good Standing, Etc........................... 2
         3.2 Authority..................................................... 3
         3.3 Contracts..................................................... 3
         3.4 Litigation.................................................... 3
         3.5 Broker's or Finder's Fees..................................... 3
         3.6 Taxes......................................................... 3
         3.7 Contracts, Consents and Preferential Rights................... 3
         3.8 Insurance..................................................... 4
         3.9 Powers of Attorney............................................ 4
         3.10 Equipment.................................................... 4
         3.11 Affiliate Transactions....................................... 4
         3.12 Intangible Property.......................................... 4

4. Purchaser's Representations and Warranties.............................. 4
4.1 Organization, Good Standing, Etc....................................... 4
4.2 Authority.............................................................. 4
4.3 Permits................................................................ 4

5. Covenants............................................................... 5
         5.1 Access to Information......................................... 5
         5.2 Inspection.................................................... 5
         5.3 Title Adjustments............................................. 5
         5.4 Conduct of Businesses......................................... 5
         5.5 Consents...................................................... 5
         5.6 Conditions.................................................... 6

6. Purchaser's Conditions Precedent........................................ 6

7. Sellers' Conditions Precedent........................................... 6

8. The Closing............................................................. 7
         8.1 Purchaser's Deliveries........................................ 7
                      8.1.1 Payment........................................ 7
                      8.1.2 Closing Memorandum............................. 7
                      8.1.3 Additional Documents........................... 7
         8.2 Sellers' Deliveries........................................... 7
                      8.2.1 Assignments.................................... 7
                      8.2.2 Closing Memorandum............................. 7
                      8.2.3 Additional Documents........................... 7
         8.3 Costs......................................................... 8

9. Adjustments............................................................. 8

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10. Termination............................................................ 8

11. Default................................................................ 8

12. Miscellaneous.......................................................... 8
         12.1 Notices...................................................... 8
         12.2 Representations and Warranties............................... 9
         12.3 Cooperation.................................................. 9
         12.4 Press Release................................................ 9
         12.5 Choice of Law................................................ 10
         12.6 Headings..................................................... 10
         12.7 Entire Agreement............................................. 10
         12.8 Assignment................................................... 10
         12.9  Amendment................................................... 10
         12.10 Severability................................................ 10
         12.11 Attorney Fees............................................... 10
         12.12 Waiver...................................................... 10
         12.13 No Third Party Beneficiaries................................ 10
         12.14 Execution in Counterparts................................... 11


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Schedule "1.1"             Lands, Properties, and Interests
Schedule "2.1"             Allocation of Purchase Price
Schedule "3.3"             Contracts and Agreements in Default
Schedule "3.4"             Litigation
Schedule "3.7"             Contracts, Consents, and Preferential Rights
Schedule "3.11"            Affiliated Transactions
Schedule "8.2.1"           Assignment, Bill of Sale and Conveyance


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                  OIL AND GAS ASSET PURCHASE AND SALE AGREEMENT


         THIS AGREEMENT is entered into the 18th day of December, 2006 effective the 18th day of December, 2006, between Nitro Petroleum, Inc. a Nevada corporation (the "Purchaser"), and HOCO, Inc., an Oklahoma Corporation, Wise Oil & Gas LLC, an Oklahoma limited liability company, and LMH Energy, an Oklahoma general partnership, Erin Joyce, and Vern Dunn (the "Sellers").

                              B A C K G R O U N D :

A. The Sellers own various interests (the "Interests") in oil and gas properties located in Nowata County, Oklahoma including, without implied limitation, those listed at Schedule "1.1" attached hereto as a part hereof.

B. The Purchaser desires to acquire and the Sellers desire to sell one hundred percent (100%) of the Interests together with all assets, rights, properties and claims which are used in or related to the ownership, operation, or maintenance of the Interests (the "Properties") as provided in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Sale Agreement. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and the Sellers agree to sell absolute ownership of one hundred percent (100%) of all of the Sellers' right, title, and interest in the Properties effective at 7:00 a.m. as of the Closing date of this transaction, (the "Effective Date"), free and clear of all liens, claims, and encumbrances. The Properties include, without limitation, a one hundred percent (100%) interest in the following:


1.1 All of Sellers' undivided right, title, and interest in, to and under the leases, overriding royalty interests, fee mineral interests, mineral rights, fee royalty interests, carried interests, net revenue interests, net profits interests, licenses, production payments, permits, and other interests and agreements relating to the lands described in Schedule "1.1" whether developed or undeveloped (the "Lands") together with all other interests of Sellers in and to the Lands and the wells located thereon including, without limitation, the Interests described at Schedule "1.1." It is the intent of the Sellers to sell and transfer to the Purchaser all of Sellers' right title and interest in the lands described on Schedule 1.1, whether correctly described therein, or not.

1.2 All of Sellers' undivided right, title and interest in all Hydrocarbons produced from or allocated to the Properties and sold after the Effective Date. The term "Hydrocarbons" means and includes oil, gas, casinghead gas, condensate, natural gas liquids, and all components of the foregoing.

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1.3  All of Sellers' undivided interest in and to all documents, agreements, and contracts relating to the Properties or Lands including, without limitation, leases, operating agreements, gas balancing agreements, oil, gas and condensate purchase and sale agreements, processing, gathering, compression and transportation agreements, joint venture agreements, farmout agreements, farmin agreements, dry hole agreements, bottom hole agreements, acreage contribution agreements, area of mutual interest agreements, easements, permits, salt water disposal agreements, surface agreements, unitization or pooling agreements, warranties, covenants, indemnities, and representations from third parties.

1.4 All of Sellers' interest in and to all real, personal and mixed, movable, immovable, tangible and intangible property, and all other fixtures and improvements appurtenant to or used in connection with the Interests or Lands, including, without implied limitation, all wells, fixtures, equipment, gathering systems, processing plants, pipelines, claims, rights, and causes of action against third parties whether asserted and unasserted or known and unknown.

1.5 All of Sellers' interest and estate in and to or derived under any oil, gas, and mineral unitization, pooling and communitization agreements, declarations or orders relating to the Interests or Lands, and the units, pools, or communitized areas, if any, created thereby (including, without limitation, all units, pools, or communitized areas formed under orders, regulations, rules, or other official acts of any federal, state, or other governmental agency having or asserting jurisdiction) and all interests in any wells within the units, pools, or communitized areas associated with the Interests or Lands.

1.6 All of Sellers' interests in all permits, franchises, easements, rights-of-way, contract rights, intangible rights, inchoate rights, choses in action, rights under warranties made by prior owners of the Interests or Lands, and other third parties, rights accruing under applicable statutes of limitation or prescription and other rights, estates and hereditaments incident or relating to the Interests or Lands, or any of the foregoing items set forth in this description of the Properties.

2. Purchase Price. Subject to the adjustments and prorations hereafter described, the total purchase price to be paid by the Purchaser to the Sellers for the purchase of the Properties (the "Purchase Price") shall include: (a) the cash payment of Two Hundred Fifty Thousand Dollars and NO/100 ($250,000.00); and as determined and valued as of the Closing date of this transaction. The Purchase Price will be paid as follows:


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2.1  Payment at Closing. On the Closing Date (as hereafter defined), the
     Purchaser will pay to the Sellers the Purchase Price as adjusted under paragraphs 5.3 and 9 of this Agreement in immediately available funds. The Purchase Price will be allocated among the Sellers as set forth in Schedule "2.1" attached hereto as a part hereof.

2.2 Allocation. Any adjustments to the Purchase Price under paragraphs 5.3 or 9 of this Agreement will be deducted from the Purchase Price. The Purchaser will allocate the Purchase Price among the Properties according to sound accounting practices.


3. Representations and Warranties. As an inducement to the Purchaser to enter into this Agreement, the Sellers represent and warrant to the Purchaser that as of the date of this Agreement and the Closing Date:


3.1 Organization, Good Standing, Etc. Sellers are duly organized, validly existing, and in good standing under the laws of the State of Oklahoma and have the power to own the property and to carry on such Sellers' business as now being conducted. Sellers have the power to execute and deliver this Agreement and to consummate the transaction contemplated hereby. Sellers are not in default under or in violation of any provision their respective certificates of incorporation or bylaws.


3.2 Authority. Sellers have taken all necessary action to authorize the execution, delivery, and performance of this Agreement and have adequate power, authority, and legal right to enter into, execute, deliver, and perform the transactions contemplated by this Agreement. This Agreement is legal, valid, and binding with respect to the Sellers and is enforceable in accordance with its terms.


     3.2.1.1 Contracts. The Sellers have delivered to the Purchaser true copies (or descriptions, in the case of oral agreements) of all of the contracts and agreements relating to the Properties. There are no other material contracts, commitments, or agreements in effect related to the Properties that have not been disclosed to the Purchaser in writing. Except as set forth in Schedule "3.3" attached hereto as a part hereof: such contracts and agreements are in full force and effect; no event of default or event which would become an event of default with the giving of notice or passage of time has occurred; and no condition presently exists which would give any party to any such contract the right to terminate such contract. There are no other material contracts, commitments or agreements in effect related to the Properties that have not been disclosed to the Purchaser in writing.

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     3.2.1.2 Litigation. Except as disclosed in Schedule "3.4" attached hereto as a part hereof, there is: no action, suit, or proceeding pending, threatened, or contemplated against the Sellers or the Properties; and no proceeding, investigation, charges, audit, or inquiry threatened or pending before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality which might result in an adverse effect on the Sellers or the Properties.

3.3 Broker's or Finder's Fees. The Sellers have not incurred any liability, contingent, or otherwise, for broker's or finder's fees in respect of this Agreement for which the Purchaser will have any responsibility whatsoever.


3.4 Taxes. All ad valorem, property, production, severance, and similar taxes and assessments based on or measured by the ownership of property comprising the Properties or the production or removal of hydrocarbons or the receipt of proceeds therefrom have been timely paid when due and are not in arrears.


3.5 Contracts, Consents and Preferential Rights. The Sellers have described in Schedule "3.7" attached hereto as a part hereof: (a) all partnership, joint venture, farmin/farmout, dry hole, bottom hole, acreage contribution, area of mutual interest, purchase, and/or acquisition agreements of which any terms remain executory which materially affect the Properties; (b) all other executory contracts to which the Sellers are parties which materially affect any item of the Properties; (c) all governmental or court approvals and third party contractual consents required in order to consummate the transactions contemplated by this Agreement; (d) all agreements pursuant to which third parties have preferential rights or similar rights to acquire any portion of the Properties upon the sale contemplated by this Agreement; and (e) all other contracts and agreements which are in any single case of material importance to the Properties.


3.6 Insurance. The Sellers will maintain or cause to be maintained through the Closing Date, with financially sound and reputable insurers, insurance to the extent and against such hazards and liabilities and in such types and amounts as is commonly maintained by entities similarly situated.


3.7 Powers of Attorney. There are no outstanding powers of attorney relating to or affecting any of the Properties.

3.8 Equipment. The equipment has been installed, maintained, and operated by the operator thereof as a prudent operator in accordance with oil and gas industry standards and is currently in a state of repair so as to be adequate for normal operations of the Properties.

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3.9  Affiliate Transactions. There are no transactions affecting any of the
     Properties between the Sellers and any of the Sellers' affiliates, except as set forth in Schedule "3.11" attached hereto as a part hereof. As used in this Agreement, "affiliate" means, with respect to any person or entity, each other person or entity directly or indirectly controlling, controlled by, or under common control with such person.

3.10 Intangible Property. There are no material trademarks, trade names, patents, service marks, brand names, computer programs, data bases, industrial designs, copyrights, or other intangible properties that are necessary for the operation, or continued operation, or for the ownership and operation, or continued ownership and operation, of any of the Properties.

4. Purchaser's Representations and Warranties. The Purchaser represents and warrants to the Sellers that as of the date of this Agreement and the Closing
Date:


4.1 Organization, Good Standing, Etc. The Purchaser is a corporation duly organized, validly existing and in good standing and has all requisite corporate power and authority to own, lease, and operate its properties and to conduct its business as now being conducted.

4.2 Authority. Purchaser has taken all necessary action to authorize the execution, delivery, and performance of this Agreement and has adequate power, authority, and legal right to enter into, execute, deliver, and perform the transactions contemplated by this Agreement. This Agreement is legal, valid, and binding with respect to the Purchaser and is enforceable in accordance with its terms.

4.3 Permits. On the Closing Date, the Purchaser will secure all approvals, authorizations, consents, licenses, orders, franchises, rights, registrations, and permits of all governmental agencies, whether federal, state or local, United States or foreign, required to permit the continued operation of the Sellers' business as presently conducted (the "Permits") and each will be in full force and effect and will have been duly and validly issued, except where the absence of which, singly or in the aggregate, would not have a material adverse effect on the Properties.

5.   Covenants. The parties agree to perform the following prior to the Closing
     Date:

5.1 Access to Information. During the period commencing on the date of this Agreement and ending on the Closing Date, the Sellers will afford the Purchaser and the Purchaser's authorized representatives full access during normal business hours to the properties, books, records, employees, accountants, and lawyers of the Sellers to make such investigation as the Purchaser desires regarding the Properties and furnish such financial, operating data, information, and responses as the Purchaser might reasonably request with respect to the Properties.

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5.2  Inspection. Prior to the Closing Date the Purchaser will conduct such investigation and inspection with respect to the Properties as the Purchaser deems appropriate.

5.3 Title Adjustments. In addition to any other remedies available to the Purchaser, if a title defect exists with respect to one (1) or more of the Properties which the Sellers refuse to or cannot cure prior to the Closing Date, then the Purchaser may elect in writing to close the acquisition of the Properties in accordance with the terms of this Agreement and adjust the Purchase Price downward as provided herein. If the title defect is an encumbrance or charge which is undisputed and liquidated, the decrease in the Purchase Price will be the amount necessary to satisfy such charge and remove the title defect. In all other cases, the amount of the decrease in the Purchase Price will be the amount determined by multiplying the percentage of the specific Property affected by the title defect by the allocation of the Purchase Price to that specific Property.

5.4 Conduct of Businesses. Prior to the Closing Date, the Sellers will operate the Properties in a businesslike manner in accordance with the Sellers' prior practices and will use the Sellers' best efforts to maintain and preserve the Properties. In addition, unless the Purchaser otherwise consents in writing: the Sellers have not and will not transfer, sell, mortgage, pledge, encumber, or dispose of any of the Properties; or make, permit any amendment or permit the termination of any material contract, agreement, or commitment relating to the Properties. The Sellers and the Sellers' affiliates, advisors or representatives will not, directly or indirectly, encourage, initiate, engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group concerning the sale of the Properties.

5.5 Consents. The parties will use their best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications, and orders of governmental authorities and parties to contracts with the Sellers as are necessary for the consummation of the transactions contemplated by this Agreement. However, no contract will be amended to increase the amount payable thereunder and no burden to the Sellers or the Purchaser will be increased to obtain any consent, approval or authorization.


5.6 Conditions. The Sellers and the Purchaser will use their respective best efforts to cause the conditions in paragraphs 6 and 7 to be satisfied.

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6.   Purchaser's Conditions Precedent. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver (subject to applicable law) on or before the Closing Date of each of the following conditions:


6.1 No preliminary or permanent injunction or other order will have been issued by any court of competent jurisdiction or any regulatory body preventing consummation of the transactions contemplated by this Agreement;

6.2 No action will have been commenced or threatened against the Sellers, the Purchaser or any of their respective affiliates, associates, officers, or directors seeking damages arising from, or to prevent or challenge the transactions contemplated by this Agreement;

6.3 All representations and warranties, if any, of the Sellers contained herein will be true and correct in all material respects;

6.4 The Sellers will have performed or satisfied as of the Closing Date all obligations, covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Sellers;

6.5 There shall not have accrued any material adverse change, nor any event which can be reasonably expected to result in a material adverse change in the Properties;

6.6 All actions, proceedings, instruments, and documents required to carry out the transactions contemplated hereby will have been satisfactory to the Purchaser's counsel, including, without limitation, releases of any and all liens, claims, security interests, or other encumbrances covering any of the Properties, and the Sellers will have delivered such additional certificates and other documents as the Purchaser reasonably requests including, without limitation, such certificates of the Sellers dated as of the Closing Date evidencing compliance with the conditions set forth in this paragraph 6;

6.7 The Purchaser shall have received and reviewed all schedules to be provided by the Sellers and such schedules shall not be materially different than anticipated by the Purchaser; and

7. Sellers' Conditions Precedent. The obligation of the Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date of each of the following conditions, any or all of which may be waived in whole or in part:


7.1 No preliminary or permanent injunction or other order will have been issued by any court of competent jurisdiction or any governmental or regulatory body preventing consummation of the transactions contemplated by this Agreement;

7.2 No action will have been commenced or threatened against the Sellers, the Purchaser or any of their respective affiliates, associates, officers, or directors seeking damages arising from, to prevent or to challenge the transactions contemplated by this Agreement;

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7.3  All representations and warranties of the Purchaser contained herein will be true and correct in all material respects;

7.4 The Purchaser will have performed in all material respects all obligations, agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser; and

7.5 The Sellers will have received such certificates of the Purchaser dated the Closing Date and signed by officers of the Purchaser and others to evidence compliance with the conditions set forth in this paragraph 7.

8. The Closing. Unless extended in writing executed by the Sellers and the Purchaser, the transactions contemplated by this Agreement will be consummated at 10:00 a.m. local time in the offices of the Purchaser on or before December 1, 2006 (the "Closing Date").


8.1 Purchaser's Deliveries. On the Closing Date, the Purchaser will deliver or cause to be delivered to the Sellers the following items (all documents will be duly executed and acknowledged where required):


     8.1.1 Payment. The portion of the Purchase Price due under paragraph 2 as adjusted under paragraph 5.3 and 9 of this Agreement;


     8.1.2 Closing Memorandum. A memorandum setting forth the items delivered and accounting for the payments made on the Closing Date; and


     8.1.3 Additional Documents. Such additional documents as might be reasonably requested by the Sellers to consummate this Agreement.


8.2 Sellers' Deliveries. On the Closing Date, the Sellers will deliver or cause to be delivered to the Purchaser the following items (all documents will be duly executed and acknowledged where required):


     8.2.1 Assignments. Assignments and conveyances in substantially the form of Schedule "8.2.1" attached hereto as a part hereof conveying to the Purchaser all of the Sellers' right, title, and interest in and to the Properties;

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     8.2.2 Closing Memorandum. A memorandum setting forth the items delivered and accounting for the payments made on the Closing Date; and


     8.2.3 Additional Documents. The Records and such additional documents as might be reasonably requested by the Purchaser to consummate this Agreement.


8.3 Costs. The Sellers will pay all the Sellers' attorneys' fees. The Purchaser will pay the following closing costs: (a) the Purchaser's attorneys' fees;
     (b) the cost of documentary stamps, if any, to be affixed to any deeds conveying title to the Properties to the Purchaser; (c) all sales taxes assessed in connection with consummation of this transaction; (d) any other charge imposed for the transfer of any item comprising the Properties; and
     (e) the cost of recording all documents.


9. Adjustments. All receipts and disbursements with respect to the Properties will be prorated as of the Effective Date as follows: gross proceeds from sales of Hydrocarbons prior to the Effective Date attributable to the Properties will be the property of and payable to the Sellers; gross proceeds from sales of Hydrocarbons after the Effective Date attributable to the Properties will be the property of and payable to the Purchaser; all costs, expenses, and expenditures attributed directly to the Properties and arising prior to the Effective Date will be the obligation of the Sellers; all costs, expenses, and expenditures attributed directly to the Properties and arising after the Effective Date will be the obligation of the Purchaser; and all real and personal property ad valorem taxes and special assessments for the Properties payable for any taxable period prior to the calendar year in which the Closing Date occurs will be the obligation of the Sellers. Any of the foregoing adjustments which can be quantified on the Closing Date and any adjustments under paragraph 5.3 will be treated as an adjustment to the Purchase Price. Subsequent to the Closing Date, the foregoing adjustments will be accounted for by the parties and paid to the appropriate party on or before the fifteenth (15th) day after the end of each month.

10. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by: mutual consent of the Sellers and the Purchaser; the Purchaser, if the Purchaser is not in default and the conditions set forth in paragraph 6 of this Agreement have not been satisfied by the Sellers or waived by the Purchaser; or the Sellers, if the Sellers are not in default, and the conditions precedent set forth in paragraph 7 of this Agreement have not been satisfied or waived by the Sellers. In the event of termination, written notice thereof will be given to the other party or parties specifying the provision pursuant to which such termination is made. On termination pursuant to this paragraph 10, this Agreement will become void and have no effect, and there will be no liability hereunder on the part of the Purchaser or the Sellers or any of their respective officers, directors, employees, agents, stockholders, or principals.

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11.  Default.  If a party  fails to perform  any  obligation  contained  in this
Agreement, the party claiming default will serve written notice to the other party specifying the nature of such default and demanding performance. If the Sellers fail to cure such default within ten (10) days after receipt thereof, the Purchaser will have the option to waive such default, to demand specific performance, to exercise any other remedy available at law or in equity, or to terminate this Agreement. If the Purchaser fails to cure such default within ten
(10) days after receipt thereof, the Sellers will have the option to waive such default or to terminate this Agreement to demand specific performance, to exercise any other remedy available at law or in equity, or to terminate this Agreement. The parties are entitled to enforce this Agreement by specific performance without the necessity of demonstrating inadequacy of damages or irreparable harm.


12.      Miscellaneous.  It is further agreed as follows:

12.1 Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given and received when delivered personally or by telefacsimile to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other parties:


   To the Purchaser:                       NITRO PETROLEUM, Inc.
                                           P.O. Box 929
                                           Pentticton, B.C. Canada V2A6J9
                                           Attn: Ted Kozub, President
                                           Telephone: (250) 809-9185

   To the Sellers:                         HOCO, Inc..
                                           7250 N.W. Expressway, Suite 260
                                           Oklahoma City, OK 73132
                                           Attn: Joe B. Hood, President
                                           Telephone: (405) 728-3800
                                           Fax:       (405) 728-9600

                                           Wise Oil & Gas, LLC
                                           19802 Malone Road
                                           Tecumseh, OK 74873
                                           Attn: Larry Wise, Managing Member
                                           Telephone: (405) 606-1007
                                           Fax:            (405)

                                           LMH Energy, a general partnership
                                           P.O. Box 3094
                                           Wichita Falls, TX 76309-0094
                                           Attn: Mark A. Hood, President
                                           Telephone: (940) 723-9108
                                           Fax:       (940) 723-8725

                                           Erin Joyce

                                           Vern Dunn

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12.2  Representations  and  Warranties.   The  respective   representations  and
warranties of the Sellers and the Purchaser contained in this Agreement, any certificate or any other document delivered prior to or on the Closing Date will not be deemed waived or otherwise affected by any investigation made by any party hereto. Each and every such representation and warranty will survive the Closing Date and will not be terminated or extinguished. This paragraph 12.2 will have no effect on any other obligation of the parties hereto, whether to be performed before or after the Closing Date.
9.1

12.3 Cooperation. Prior to and at all times following the termination of this Agreement the parties agree to execute and deliver, or cause to be executed and delivered, such documents and do, or cause to be done, such other acts and things as might reasonably be requested by any party to this Agreement to assure that the benefits of this Agreement are realized by the parties.


12.4 Press Release. The Purchaser will prepare and issue all press releases relating to this Agreement and the sale of the Properties.

12.5 Choice of Law. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Oklahoma. The parties consent to jurisdiction and exclusive venue in the District Court of Oklahoma County, Oklahoma or the United States District Court for the Western District of Oklahoma.

12.6 Headings. The paragraph headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.


12.7 Entire Agreement. This Agreement, any related agreement, and any document executed in connection herewith or therewith on or after the date of this Agreement constitute the entire agreement between the parties with respect to the subject matters hereof, and that there are no prior or contemporaneous oral promises or agreements which affect the parties rights or agreements herein.

12.8 Assignment. It is agreed that the parties may not assign such party's rights nor delegate such party's duties under this Agreement without the express written consent of the other party to this Agreement.

12.9 Amendment. Neither this Agreement, nor any of the provisions hereof can be changed, waived, discharged, or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

12.10 Severability. If any clause or provision of this Agreement is illegal, invalid, or unenforceable under any present or future law, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid, or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provisions as is possible and to be legal, valid, and enforceable.


12.11 Attorney Fees. If any party institutes an action or proceeding against any other party relating to the provisions of this Agreement, the party to such action or proceeding which does not prevail will reimburse the prevailing party therein for the reasonable expenses of attorneys' fees and disbursements incurred by the prevailing party.

12.12 Waiver. Waiver of performance of any obligation or term contained in this Agreement by any party, or waiver by one party of the other's default hereunder will not operate as a waiver of performance of any other obligation or term of this Agreement or a future waiver of the same obligation or a waiver of any future default.

12.13 No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns and no other person will acquire or have any rights under or by virtue of this Agreement.

12.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original and which together will constitute one and the same instrument.


         IN WITNESS WHEREOF, the Sellers and the Purchaser have executed this Agreement on the date first above written to be effective on the Effective Date.


HOCO, INC., an Oklahoma corporation

By  /s/ Joe Hood
  ---------------------------
     Joe B. Hood, President

LMH ENERGY

By  /s/ Mark Hood
-----------------------------
     Mark A. Hood, Partner

/s/ Lucy Hood
---------------
Lucy V. Hood, Partner


WISE OIL & GAS, LLC

By  /s/ Larry Wise
-------------------------------
    Larry Wise, Managing Member

/s/ Erin Joyce
--------------
Erin Joyce

/s/ Vern Dunn
-------------
Vern Dunn

(the "Sellers")

NITRO PETROLEUM, INC.

By  /s/ Ted Kozub
  ------------------------------------------------------------
    Ted Kozub, President

(the "Purchaser")

                                  SCHEDULE 1.1

                        LANDS, PROPERTIES, AND INTERESTS

         NE/4 SE/4 NE/4 and NE/4 SE/4 and NE/4 NW/4 SE/4 and S/2 NE/4 NE/4 and NE/4 NE/4 NE/4 and S/2 SE/4 NE/4 Section 28, and SE/4 SW/4 NW/4 and NW/4 SW/4 and N/2 SW/4 NW/4 and SE/4 SW/4 NW/4 of Section 27, all in Township 25 North, Range 17 East, Nowata County, Oklahoma



                        LANDS, PROPERTIES, AND INTERESTS

         W/2 NW/4 NE/4 and NE/4 NW/4 NE/4 and NW/4 NE/4 NE/4 of Section 28, and the W/2 SE/4 of Section 21, all in Township 25 North, Range 17E, Nowata County, Oklahoma.

                                  SCHEDULE 2.1

                          ALLOCATION OF PURCHASE PRICE

East and West Moreland Prospects

                                     Cash                       $200,000.00
                                     ----                       -----------

HOCO, Inc. (50%)                    $100,000.00
Wise Oil and Gas (25%)              $50,000.00
LMH Energy (25%)                    $50,000.00



Farley prospects                    Cash                      $50,000.00
----------------                    -------                   ----------

Wise Oil and Gas (25%)              $12,500.00
Erin Joyce (37.5%)                  $18,750.00
Vern Dunn (37.5%)                   $18,750.00

                                  SCHEDULE 3.3

                       CONTRACTS AND AGREEMENTS IN DEFAULT

                                      NONE

                                  SCHEDULE 3.4

                                   LITIGATION

                                      NONE

                                  SCHEDULE 3.7

                  CONTRACTS, CONSENTS, AND PREFERENTIAL RIGHTS

                                      NONE

                                  SCHEDULE 3.11

                             AFFILIATED TRANSACTIONS

                                      NONE

                                 SCHEDULE 8.2.1

                    ASSIGNMENT, BILL OF SALE, AND CONVEYANCE

          STATE OF OKLAHOMA )
                                             as:
          COUNTY OF NOWATA )



         ASSIGNMENT OF OIL AND GAS LEASE KNOW ALL MEN BY THESE PRESENTS:

     THAT the undersigned parties, hereinafter called "Assignor", for and in consideration of the sum of TEN DOLLARS ($10.00) the receipt of which is hereby acknowledged, does hereby assign, transfer, sell and convey unto Nitro Petroleum, Inc., herein called Assignee, all right, title and interest in and to the Oil and Gas Leases described on Exhibit "A" (the "Properties"), together with all the rights incident thereto the personal property thereon, appurtenant thereto, or used or obtained in connection therewith including the following:

l. All of Sellers' undivided right, title, and interest in, to and under the leases, overriding royalty interests, fee mineral interests, mineral rights, fee royalty interests, carried interests, net revenue interests, net profits interests, licenses, production payments, permits, and other interests and agreements relating to the Properties, together with all other interests of Sellers in and to the Propertied and the wells located thereon,

2. All of Sellers' undivided right, title and interest in all Hydrocarbons produced from or allocated to the Properties and sold after the effective date hereof. The term "Hydrocarbons" means and includes oil, gas, casinghead gas, condensate, natural gas liquids, and all components of the foregoing.

3. All of Sellers' undivided interest in and to all documents, agreements, and contracts relating to the Properties including, without limitation, leases, operating agreements, gas balancing agreements, oil, gas and condensate purchase and sale agreements, processing, gathering, compression and transportation agreements, joint venture agreements, farmout agreements, farmin agreements, dry hole agreements, bottom hole agreements, acreage contribution agreements, area of mutual interest agreements, easements, permits, salt water disposal agreements, surface agreements, unitization or pooling agreements, warranties, covenants, indmenities, and representations from third parties.

4. All of Sellers' interest in and to all real, personal and mixed, movable, immovable, tangible and intangible property, and all other fixtures and improvements appurtenant to or used in connection with the Properties, including, without implied limitation, all wells, fixtures, equipment, gathering systems, processing plants, pipelines, claims, rights, and causes of action against third parties whether asserted and unasserted or known and unknown.

5. All of Sellers' interest and estate in and to or derived under any oil, gas, and mineral unitization, pooling and communitization agreements, declarations or orders relating to the Properties, and the units, pools, or communitized areas, if any, created thereby (including, without limitation, all units, pools, or communitized areas formed under orders, regulations, rules, or other official acts

EXECUTED this 10th day of November, 2006


/s/ Larry Wise                             /s/ Erin Joyce
----------------------------------------   ---------------
Larry Wise, Managing Member                Erin Joyce
Wise Oil & Gas LLC

/s/ Simlicio Misceo
------------------------
Simplicio Misceo

STATE OF OKLAHOMA

COUNTY OF Pottawatomie

This instrument was acknowledged before me this 10 day of November, 2006 by Larry Wise, as Managing Member of Wise Oil & Gas, LLC.

/s/
------------------------------
Notary Public


My Commission Number and Expiration:

7-16-09
Province of British Columbia, Canada
County of Westminster

This instrument was acknowledged before me this 6th day of November, 2006 by Simplicio Misceo, an individual.

/s/
----------------------------
James L. Robinson
Notary Public
240-1.40 Austin Ave.
Coquitlam, B.C. V3K 3P5
Tel (604)931-1202
Fax (604)931-1206

My Commission Number and Expiration

Permanent Commission
-----------------------------------
Province of British Columbia, Canada
County of Westminster

This instrument was acknowledged before me this 6th day of November, 2006 by Erin Joyce, an individual

/s/
-----------------------------------
James L. Robinson
Notary Public
Permanent Commision

                                        EXHIBIT "A"

        Lessor                  Sally Farley
        Lessee:                 Wise Oil & Gas Company
        Date;                   April 20, 2005
        Recorded:               April 20, 2005 in Book 726, Page 813
        Legal Description:      W/2 NW/4 NE/4 and NE/4 NW/4 NE/4 and NW/4 NE/4
                                NE/4 of Section 28 and the W/2 SE/4 of
                                Section 21, all in Township 25 North, Range 17E,
                                Nowata County,


        It is the intent of the Assignors to assign and convoy all right title and interest in and to the above described lands, whether described correctly herein, or not.

                                   ASSIGNMENT


 KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, Wise Oil & Gas, LLC, whose address is 19802 Malone Road, Tecumseh, Oklahoma 74873, hereinafter referred to as ASSIGNOR, and

    Nitro Petroleum, Inc., 7250 NW Expressway, #260, Oklahoma City, OK 73132

hereinafter referred to as ASSIGNEE for and in consideration of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR does hereby grant, bargain, sell, transfer, assign and convey, unto ASSIGNEE, its successors and assigns, the fractional interest as set out above in and to the oil and gas leases covering the following to wit at a 78% NRI lease.

NE/4 SE/4 NE/4 and NE/4 SE/4 and NE/4 NW/4 SE/4 and S/2 NE/4 NE/4 and NE/4 NE/4 NE/4 and S/2 SE/4 NE/4 Section 28, and SE/4 SW/4 NW/4 and NW/4 S W14 and N/2 SW/4 NW/4 and SE/4 SW/4

NW/4 of Section 27, all in Township 25 North, Range 17 East, Nowata County, Oklahoma THIS ASSIGNMENT is subject to the unrecorded Joint Operating Agreement.

THIS ASSIGNMENT is subject to all Royalty, Overriding Royalty and applicable leasehold burdens, right title and interest.

THIS ASSIGNMENT is made effective December 1, 2006.

THIS ASSIGNMENT is made without warranty, express or implied. DATED this day of December 1, 2006.

ASSIGNOR:
Wise Oil & G LLC

/s/ Larry Wise
----------------------
By: Larry Wise, Manager

                                 ACKNOWLEDGMENT

STATE OF OKLAHOMA

COUNTY OF Patt.


Before ME, THE UNDERSIGNED, a Notary Public, in and for said county and state on this day of December 1, 2006, personally Larry Wise to me known to be the identical person who subscribed the name of the maker thereof to the foregoing instrument and acknowledged to me that he executed the same as his free and act and deed, and as the free and voluntary act deed for the uses and purposes therein set forms

      Given under my hand and seal of office the day year last above written.

My commission Expires 7-16-09  /s/
                      -------  --------------------------
                               Notary Public

                            ASSIGNMENT



 KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, HoCo, Inc., whose address is 7250 NW Expressway, #260,
Oklahoma City, OK., 73132 hereinafter referred to as ASSIGNOR, and

    Nitro Petroleum, Inc., 7250 NW Expressway, #260, Oklahoma City, OK 73132

hereinafter referred to as ASSIGNEE for and in consideration of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR does hereby grant, bargain, sell, transfer, assign and convey, unto ASSIGNEE, its successors and assigns, the fractional interest as set out above in and to the oil and gas leases covering the following to wit at a 78% NRI lease.

NE/4 SE/4 NE/4 and NE/4 SE/4 and NE/4 N W14 SE/4 and S/2 NE/4 NE/4 and NE/4 NE/4 NE/4 and S/2 SE/4 NE/4 Section 28, and SE/4 SW/4 NW/4 and NW/4 SW/4 and N/2 SW/4 NW/4 and SE/4 SW/4

NW/4 of Section 27, all in Township 25 North, Range 17 East, Nowata County, Oklahoma I HIS ASSIGNMENT is subject to the unrecorded Joint Operating Agreement.

THIS ASSIGNMENT is subject to all Royalty, Overriding Royalty and applicable leasehold burdens, right title and interest.

THIS ASSIGNMENT is made effective December 1, 2006.

THIS ASSIGNMENT is made without warranty, express or implied. DATED this day of December 1, 2006.

ASSIGNOR:
HoCo, Inc.

/s/ Joe B. Hood
----------------------------
Joe B. Hood

                                 ACKNOWLEDGMENT

STATE OF OKLAHOMA

COUNTY OF Patt.

Before ME, THE UNDERSIGNED, a Notary Public, in and for said county and state on this day of December 1, 2006 personally Joe B. Hood to me known to be the identical person who subscribed the name of the maker thereof foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act deed for the uses and purposes therein set fore

      Given under my hand and seal of office the day year above written.


My commission Expires 7-16-09
                      -------                 -----------------
                                               Notary Public

                            ASSIGNMENT


 KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, LMH Energy., whose address is 7250 NW Expressway, #260,
Oklahoma City, OK., 73132 hereinafter referred to as ASSIGNOR, and

    Nitro Petroleum, Inc., 7250 NW Expressway, #260, Oklahoma City, OK
    73132

hereinafter referred to as ASSIGNEE for and in consideration of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR does hereby grant, bargain, sell, transfer, assign and convey, unto ASSIGNEE, its successors and assigns, the fractional interest as set out above in and to the oil and gas leases covering the following to wit at a 78% NRI lease.

NE/4 SE/4 NE/4 and NE/4 SE/4 and NE/4 NW/4 SE/4 and S/2 NE/4 NE/4 and NE/4 NE/4 NE/4 and S/2 SE/4 NE/4 Section 28, and SE/4 SW/4 NW/4 and NW/4 SW/4 and N/2 SW/4 NW/4 and SE/4 SW/4

NW/4 of Section 27, all in Township 25 North, Range 17 East, Nowata County, Oklahoma THIS ASSIGNMENT is subject to the unrecorded Joint Operating Agreement.

THIS ASSIGNMENT is subject to all Royalty, Overriding Royalty and applicable leasehold burdens, right title and interest.

THIS ASSIGNMENT is made effective December 1, 2006.

THIS ASSIGNMENT is made without warranty, express or implied. DATED this day of December 1, 2006.

ASSIGNOR: LMH Energy


/s/ Mark A. Hood  Lucy Hood
----------------------------------
BY Mark & Lucy Hood



                                 ACKNOWLEDGMENT


STATE OF OKLAHOMA

COUNTY OF Patt.
          -----

Before ME, THE UNDERSIGNED, a Notary Public, in and for said county and state on this day of December 1, 2006 personally Mark and Lucy Hood to me known to be the identical person who subscribed the name of the maker thereof to the foregoing instrument and acknowledged to me that he executed he same as his free and voluntary act and deed, and as the free and voluntary act deed for the uses and purposes therein set fore


      Given under my hand and seal of office the day year last above written.

My commission Expires 7-16-09  /s/
                      -------  --------------------------
                               Notary Public